Exhibit 1.01
L.B. FOSTER COMPANY

Conflict Minerals Report
For the reporting period from January 1, 2022 to December 31, 2022
Introduction
This Conflict Minerals Report (the “Report”) of L.B. Foster Company (the “Company” or “we”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2022 to December 31, 2022.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (collectively “3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively the “Covered Countries”).

As further described in this Report, the Company has determined that certain of its operations manufacture or contract to manufacture products that may contain 3TGs that are necessary to the functionality or production of such products.

L.B. Foster Company’s policy relating to 3TGs (the “Conflict Minerals Policy”) can be viewed on the Company’s website at https://www.lbfoster.com/en/about/corporate-responsibility/conflict-mineral.

Company Overview
L.B. Foster Company provides products and services for the rail industry and solutions to support critical infrastructure projects. The Company is a global technology solutions provider of engineered, manufactured products and services that builds and supports infrastructure. The Company’s innovative engineering and product development solutions address the safety, reliability, and performance needs of its customers’ most challenging requirements. The Company maintains locations in North America, South America, Europe, and Asia. The Company is organized and operates in three business segments: Rail, Technologies, and Services (“Rail”), Precast Concrete Products (“Precast”), and Steel Products and Measurement. The Rail segment is comprised of several manufacturing, distribution, and service businesses that provide a variety of products, solutions, and services for freight and passenger railroads and other industrial companies throughout the world and works on rail projects where it offers products manufactured by the Company, or sourced from numerous supply chain partners. The Precast segment manufactures precast concrete products for the North American civil infrastructure market. The Company’s Steel Products and Measurement segment provides custom engineered solutions and services that help to build and maintain critical civil and energy infrastructure throughout the Americas.

Product Overview
This Report relates to the Company’s products (i) for which 3TGs are necessary to the functionality or production of that product; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2022.

The Company does not directly purchase 3TGs, but it purchases components that are used to manufacture its products. The Company identified certain products it sells as possibly containing 3TGs that are necessary to the functionality or production of the products. These products include, but are not limited to, power rail, coverboards, mass transit and rail system accessories, certain friction management products, railway wayside data collection and management systems, expansion joints, precast concrete buildings, and precision measurement systems.

Reasonable Country of Origin Inquiry (“RCOI”)
The Company conducted a good faith RCOI regarding the 3TG in materials, components, and finished goods supplied to the Company, including the following steps (collectively, the “Program”):

Utilizing version 6.1 or higher of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”), the Company engaged its 444 potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products.

The Company retained a third party vendor (“Vendor”) to conduct supplier surveying via its platform that enables users to complete and track supplier communications. It also allows suppliers to upload completed CMRTs directly to the platform for assessment and management. Non-responsive suppliers were contacted multiple times and were also subject to one on one communications by the Vendor, including offering assistance and further information to suppliers about the requirements of the Rule and the Program.

The Program continues to include automated data validation on all submitted CMRTs via the Vendor’s software. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted with regard to invalid forms and were encouraged to resubmit a valid form. As of April 28, 2023, two invalid supplier submissions were not yet corrected.

Of the suppliers who responded that they provide 3TG to the Company, many did not include the name of any verified Smelters or Refiners (together, “SOR” or “Smelters”). Based on the responses received from the Company’s RCOI, which included thousands of alleged SOR names, a list was compiled of 344 verified, unique SORs, including information regarding associated countries of origin (the “Unique Smelter List”). The Company performed due diligence on the SORs which appeared on the Unique Smelter List that were known or reasonably believed to have sourced from the Covered Countries or that had unknown sourcing.

Based on the responses to our RCOI, the Company is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the Covered Countries. Accordingly, the Company undertook the below due diligence measures to assess the practices of the SORs listed on its Unique Smelter List that were known or reasonably believed to have been sourced from the Covered Countries or that had unknown sourcing.

Due Diligence Process
Design of Due Diligence
The Company designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and related Supplements on tin, tantalum, and tungsten and on gold (collectively, the “OECD Guidance”). The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We have developed our due diligence process to address each of these five steps.

1. Establish Strong Company Management Systems
Conflict Minerals Policy
As described above, we maintain a Conflict Minerals Policy, which is posted on our website at https://www.lbfoster.com/en/about/corporate-responsibility/conflict-mineral. This policy reinforces our commitment to source any materials or components from socially responsible sources and reinforces the expectation that all of our suppliers abide by these same values.

Internal Team and Training
The Company has established a management team responsible for the oversight of its conflict mineral assessment. The management team is overseen by the Principal Accounting Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance, and legal.

We, in cooperation with our Vendor, have developed internal training programs to educate persons within the Company who may potentially have contact with suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. We review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

Control Systems
As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors.

Our controls include our Legal and Ethical Conduct Policy, which outlines expected behaviors for all our employees.

Supplier Engagement
We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the OECD requirement to strengthen engagement with suppliers, we have, in cooperation with our Vendor, provided education to suppliers on the conflict minerals regulations as well as the expectations of the law. We continue to utilize our Vendor’s Learning Management System to provide all in-scope suppliers access to their Conflict Minerals Training Course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

In addition, we have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage supplier interactions with our Vendor as well for them to understand the need to complete the surveys. Feedback from this process has allowed us to enhance the training, to focus and adapt it to each user’s needs, and refine and clarify our supplier communications to ensure that our expectations are clear.

Grievance Mechanism
We have longstanding grievance mechanisms, including an outsourced reporting service, whereby employees and suppliers can report violations of the Company’s policies, including our Conflict Minerals Policy.

Records Maintenance
We have retained all relevant documentation from our RCOI and due diligence. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation be retained for a period of at least five years.

2. Identify and Assess Risk in Our Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify all vendors upstream from our direct suppliers.

We have identified 444 direct suppliers related to our in-scope products. We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of our largest suppliers either are Securities and Exchange Commission (“SEC”) registrants and subject to the Rule or are suppliers to other SEC registrants who are subject to the Rule.

Risks are identified automatically in the reporting system based on criteria established for supplier responses. The primary risk we identified with respect to the reporting period for the year ended December 31, 2022 related to the nature of the responses received. Many of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to the Company. Additionally, many suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as “conflict-free” by third party sources such as the Responsible Minerals Assurance Process (“RMAP”) pose a significant risk. Where a smelter is not identified as “conflict-free” by such sources, we rate the risk as high, medium, or low. This rating is based on various factors, including whether the SOR has been identified as a valid SOR and has an associated Smelter Identification Number (under the RMI, this is known as a Country Identification Number, or “CID”), whether there is known or plausible evidence of unethical or conflict sourcing, and the smelter’s geographic location, including proximity to the Covered Countries.

When high-risk smelters were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our Vendor, submissions that include any of the high-risk smelters immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these high-risk smelters from their supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:
•Existence of a policy in place that includes “conflict-free” sourcing;
•Implementation of due diligence measures for “conflict-free” sourcing;
•Whether the supplier reviews due diligence information received from their suppliers against your company’s expectations;
•Whether the verification process includes corrective action management.

Based on how each supplier’s program meets these criteria, its program strength is identified as either strong or weak.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through our Vendor, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.

In accordance with our Conflict Minerals Policy, we engage suppliers to establish an alternative source of 3TGs that do not support conflict in the Covered Countries, as provided in the OECD guidance, when we have reason to believe those suppliers may be supplying us with 3TGs from sources that may support conflict in the Covered Countries. If we are not satisfied with the results, we may then take steps to terminate a contract and find replacement suppliers.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting the methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made a reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict-Free” lists of sourced metals.

3. Design and Implement a Strategy to Respond to Identified Risks
In response to this risk assessment, the Company has an approved risk management plan through which the conflict minerals program is implemented, managed, and monitored. Updates to this risk assessment are provided to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided both video, recorded training, and documented instructions through our Vendor and responded to questions of suppliers requiring further clarification. We then provided each supplier a copy of the Responsible Business Alliance (“RBA”) reporting CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with suppliers where we needed clarification. If a supplier indicates that its products may contain 3TG from sources that may support conflict in the Covered Countries we intend to engage our suppliers to take their own risk mitigation actions, including submission of a product-level CMRT and to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. We do not seek to embargo responsible sourcing of 3TGs from the DRC region or condone a general embargo on sourcing from the region.

4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chains
The Company does not have a direct relationship with conflict minerals smelters or refiners and thus, the Company does not perform direct audits of these entities in its supply chain. The Company relies on the efforts of RMI’s RMAP, which administers independent third-party smelter and refinery audits and we encourage our suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

5. Report on Supply Chain Due Diligence
This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at https://www.lbfoster.com.

Due Diligence Results
For the 2022 reporting year, the Company received complete and valid CMRTs from approximately 40% of its 444 suppliers surveyed. Most supplier responses received provided information at a company-wide level. We reviewed the responses against criteria we developed to determine which responses might require further engagement with our suppliers. Such criteria included untimely or incomplete responses as well as inconsistencies with the data reported. We have sent and continue to send additional requests to seek clarifications from suppliers to validate such data and obtain more complete and accurate responses.

Efforts to Determine Mine or Location of Origin
Due to our position in the supply chain, it is difficult for us to identify suppliers upstream from our direct suppliers and it is increasingly difficult to track 3TGs down to the mine or smelter level. Through continual follow-up, the Company requests additional status reports from direct suppliers. We work to validate the data obtained from suppliers by utilizing claims made by referenced refiners or smelters on their websites. For our position in the supply chain, we have determined to use this risk based approach to determine the origin of 3TGs in purchased products/materials.

Country of Origin
Based on the nature of information we received from our suppliers, we are unable to determine the country of origin of 3TG’s in our products.

Smelters or Refiners
For all responses that indicated a smelter, our Vendor compared the facilities listed to the list of smelters maintained by the RMI. If a supplier indicated that the facility was certified as “conflict-free,” our Vendor confirmed that the name was listed by RMI as a certified smelter. As of April 28, 2023, we have determined that 344 smelters or refiners are listed as certified smelters/refiners by RMI and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Schedule A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Schedule A any smelters or refiners that we have not been able to validate.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 224 smelters that are certified “conflict-free.” In addition, 8 smelters are active in the Responsible Minerals Assurance Process and are or have committed to undergoing an audit.

From the responses that we received, we identified 112 smelters that potentially posed a risk. These concerns stem from the location of the facilities and claims that fall outside of the scope of the conflict minerals law. For suppliers that identified these smelters of concern on their CMRT, we created an escalation plan. These suppliers were contacted by our Vendor and the Company to evaluate whether these smelters could be connected to the Company’s products. The suppliers were asked to complete a product-level CMRT, rather than a company-level CMRT, to better identify the connection to products that they supply to the Company. Other suppliers were evaluated internally to determine if they were in fact still active suppliers. If not, they were taken out of scope.

Steps Taken to Mitigate Risk
In 2023, we have taken, or plan to take, the following steps to mitigate the risk that our necessary 3TGs benefit armed groups:
•Continue to deploy our supply chain policy in accordance with OECD recommendations;
•Maintain internal systems to support supply chain due diligence;
•Further augment our reasonable country of origin and due diligence process with our suppliers;
•Communicate knowledge and expectations to suppliers about the type and level of detailed information needed by the Company to understand the origin and source of 3TGs;
•Determine which supplier-provided products contain 3TGs and identify high-priority suppliers;
•Support industry efforts to expand participation of smelters and refiners in sourcing due diligence audit programs;
•Continue to engage suppliers by providing them with training resources through our Vendor in order to increase response rates and quality of supplier responses; and
•Increase our validation of Smelter information by substituting suppliers that do not use 3TGs from the Covered Countries from suppliers that use 3TGs from the Covered Countries.

Cautionary Statement on Forward-Looking Statements
This Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. These forward-looking statements are subject to various risks, uncertainties and other factors, including, among other matters, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to identify and mitigate risks in its supply chain, whether smelters and refiners and other market participants responsibly source conflict minerals, and political and regulatory developments, whether in the Covered Countries, the United States, or elsewhere. The Company’s forward-looking statements in this Report are based on management’s current views, beliefs, and assumptions regarding future events. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Schedule A
The following lists the smelters/refiners identified by our suppliers as sources for their products that are certified by the “Responsible Minerals Assurance Process.”

The information that we received from many of our direct suppliers was at their company-wide level. Thus, the smelters or refiners identified by our direct suppliers contained in the tables below may include smelters or refiners that processed minerals that our direct suppliers supplied to their other customers, but not to us. We are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the 3TGs necessary to the functionality or production of our products during 2022. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed below were the country of origin of minerals in our products during 2022, and therefore we are unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the information that we received from our direct suppliers may yield inaccurate or incomplete information. For example, the information we received from our direct suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI Responsible Minerals Assurance Process – RMAP and, thus, are not responsible for the quality of these audits or the audit findings.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Sabin Metal Corp.	United States Of America	CID001546

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Safimet S.p.A	Italy	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States Of America	CID003557

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	WEEEREFINING	France	CID003615
Gold	PT Premium Tin Indonesia	Indonesia	CID000313
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Dongwu Gold Group	China	CID003663
Gold	Gold by Gold Colombia	Colombia	CID003641
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	5D Production OU	Estonia	CID003926
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	United States Of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Thaisarco	Thailand	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Super Ligas	Brazil	CID002756
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	DS Myanmar	Myanmar	CID003831
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	United States Of America	CID000966

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993